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                                                                   EXHIBIT 10.24



                               FIRST AMENDMENT TO

                     LEASE AGREEMENT FOR A GAMMA KNIFE UNIT

        This First Amendment to Lease Agreement for a Gamma Knife Unit ("Amendment") is made and entered into effective as of the 2nd day of August, 1999, by and between GK Financing, LLC, a California limited liability company ("GKF") and Tenet HealthSystem Hospitals, Inc., a Delaware corporation, formerly known as NME Hospitals, Inc., and doing business as USC University Hospital ("Hospital").

        THIS AMENDMENT is made and entered into with reference to the following facts:

        A. Hospital and American Shared Hospital Services, a California corporation ("ASHS") entered into that certain Lease Agreement for a Gamma Knife Unit dated as of January 27, 1993 ("Agreement") which sets forth their respective rights, obligations and duties regarding the ASHS's lease of a Leksell Stereotactic Gamma Unit to Hospital;

        B. Pursuant to that certain Assignment and Assumption Agreement ("Assignment") dated as of February 1, 1996, by and between Ernest A. Bates, M.D., an individual, former Chairman and CEO of ASHS, and successor in interest to ASHS ("Assignor"), and GKF, Assignor assigned to GKF and GKF assumed from Assignor, all of Assignor's right, title and interest under, in and to the Agreement;

        C. Hospital and GKF desire to amend the Agreement subject to and in accordance with the covenants, terms and conditions set forth in this Amendment; and

        D. Hospital and GKF desire to enter into this Amendment to provide a clear and comprehensive statement of their respective rights, duties and obligations with respect to the subject matter hereof.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and notwithstanding any contrary provisions of the Agreement, the Agreement is hereby amended as follows:

        1. Term and Termination. Notwithstanding the execution date of this Amendment, the term of the Agreement is hereby extended for a period of one (1) month, commencing on August 2, 1999, and shall thereafter automatically be extended on a month-to-month basis until the first to occur of: (i) Hospital notifies GKF of Hospital's election to purchase the Equipment as set forth in
Section 14 hereunder, or (ii) either party, at least fifteen (15) days prior to the expiration of the one month term then in effect, notifies the other party in writing of its election not to extend the term of the Agreement upon the expiration of the term then in effect. If the Agreement is, for whatever reason, not extended and Hospital does not exercise its option to purchase the Equipment, as hereinafter set forth, GKF shall remove the Equipment from Hospital's






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premises within a mutually agreed upon period, utilizing best efforts after the expiration of the Agreement.

        2. Section 14 of the Agreement, entitled "Options to Extend Agreement" is hereby deleted in its entirety and is superseded by the following:

        "14. Option to Purchase.

        At any time prior to the expiration of the term of this Agreement, upon written notice to GKF, Hospital shall have the right to purchase the Equipment for a sum equal to *. In the event Hospital exercises its right to purchase hereunder, Hospital will tender full payment in cash or cash equivalent to GKF within thirty (30) days after the date of Hospital's notice of its election to purchase, and GKF shall deliver to Hospital a Bill of Sale and General Conveyance sufficient to vest title to the Equipment in Hospital free and clear of any liens or encumbrances."

        3. Meanings. Terms used and not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Agreement.

        4. Conflicts. Whenever the terms or conditions of the Agreement and this Amendment are in conflict, the terms of this Amendment shall control.

        5. Modifications. Expect as specifically modified by the terms of this Amendment, all of the covenants, terms and conditions of the Agreement shall remain in full force and effect.

        6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.


                            EXECUTION PAGE TO FOLLOW




















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        IN WITNESS WHEREOF, the parties have executed this Addendum effective as of the day and year first written above.



                                       "GKF"

                                       GK Financing, LLC, a California limited liability company



                                       By  /s/ Craig K. Tagawa
                                          -------------------------------------
                                               Craig K. Tagawa, CEO



                                       "HOSPITAL"

                                       Tenet HealthSystem Hospitals, Inc., a
                                       Delaware corporation d/b/a USC University
                                       Hospital



                                       /s/  Ted Schreck
                                       ----------------------------------------
                                            Ted Schreck, CEO


















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